Exhibit 99.1

Payoneer Reports First Quarter 2025 Financial Results

Strong growth and profitability

16% YoY growth in revenue excluding interest income powered by B2B customers and Card product

NEW YORK – May 7, 2025 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the global financial technology company powering business growth across borders, today reported financial results for its first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights

						YoY
($ in mm)	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	Change
Revenue ex. interest income	$162.9	$173.7	$183.1	$201.1	$188.6	16%
Interest income	65.3	65.8	65.2	60.6	58.0	(11)%
Revenue	$228.2	$239.5	$248.3	$261.7	$246.6	8%
Transaction costs as a % of revenue	14.9%	15.4%	15.3%	16.5%	16.0%	110 bps
Net income	$29.0	$32.4	$41.6	$18.2	$20.6	(29)%
Adjusted EBITDA	65.2	72.8	69.3	63.3	65.4	0%

Operational Metrics
Volume ($bn)	$18.5	$18.7	$20.4	$22.5	$19.7	7%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	530	547	557	560	556	5%
Revenue as a % of volume ("Take Rate")	124 bps	128 bps	122 bps	116 bps	125 bps	1 bps
SMB customer take rate[2]	108 bps	111 bps	109 bps	109 bps	119 bps	11 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume and were active over the trailing twelve-month period.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Merchant Services, divided by the associated volume from each respective channel.

“Payoneer delivered another solid quarter, driven by strong ARPU growth, increasing adoption of our high-value products, focus on quality customers, and continued profitability. We also extended our regulatory advantage, becoming the third foreign company licensed as a payment service provider in China. This reflects our long-term commitment to complex, high-potential markets.

Global trade is rapidly evolving. Payoneer’s customers are adapting, and we are right there with them. Approximately 40% of our revenue comes from helping customers sell into non-US markets. As supply chains shift and global workforces expand, we’re positioning ourselves to capture the upside.

We’re executing our strategy with discipline. We are balancing growth and profitability while strengthening our long-term moat by investing in our payments infrastructure and differentiated capabilities. Our strategy is simple: build the financial stack for the next generation of borderless SMBs and be their long-term partner as they grow and expand globally.”

John Caplan, Chief Executive Officer

First Quarter 2025 Business Highlights

●	Revenue excluding interest income grew 16% year-over-year, driven by 7% volume growth and significant take rate expansion with SMB customers.
●	ARPU excluding interest income grew 22%, accelerating for the seventh consecutive quarter. Growth was driven by continued strength among larger customers, growth in higher take rate B2B, Checkout and Card franchises, and various pricing initiatives.
●	SMB customer revenue of $170 million grew 18% year-over-year, reflecting:
o	SMBs that sell on marketplaces revenue of $110 million, up 8% year-over-year.

o	B2B SMBs revenue of $52 million, up 37% year-over-year.
o	Merchant Services (Checkout) revenue of $7 million, up 96% year-over-year.
●	$1.4 billion of spend on Payoneer cards, up 29% year-over-year, with increased usage across all regions.
●	$6.6 billion of customer funds (including both short-term and long-term funds) as of March 31, 2025, up 11% year-over-year.
●	$17 million of share repurchases at a weighted average price of $9.04. Share repurchases slowed versus $51 million in the prior year period at a weighted average price of $4.84.
●	In April 2025, announced the completion of a previously announced acquisition of a licensed China-based payment service provider, Easylink Payment Co., Ltd. The acquisition strengthens Payoneer’s global regulatory infrastructure and positions the company to better serve its local customers in China as they export globally.

2025 Outlook

Given the current macroeconomic uncertainty, Payoneer is suspending its previously issued full-year 2025 guidance.

“Payoneer delivered 16% growth in revenue excluding interest income and continued strong profitability in the first quarter. We continue to execute against our long-term vision and strategic roadmap. We remain confident in our long-term thesis - serving the complex needs of global SMBs and entrepreneurs by providing a comprehensive and differentiated financial stack that enables them to achieve their cross-border ambitions.

Given the rapidly evolving and uncertain global macro and trade environment, at this time, we are suspending our previously issued full year 2025 guidance. There are a broad range of potential outcomes and as a company supporting cross-border businesses that may be negatively impacted, we face substantial risks which could impact our financial results.

Our business and the customers we serve are diverse and our focus during this time is squarely on supporting our customers as they navigate the dynamic environment. Some customers may benefit from potential shifts in global trade and supply chains and we are focused on ensuring we and our customers are well positioned to capture potential new opportunities.”

Bea Ordonez, Chief Financial Officer

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, May 7, 2025. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy. Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s ongoing conflicts in the Middle East, and other economic, business and/or competitive factors, such as changes in global trade policies (including the imposition of tariffs); (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2024 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Angela Sullivan

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024

Revenues	$246,617	$228,183

Transaction costs (Excluding depreciation and amortization shown separately below and including $0 and $438 interest expense and fees associated with related party transactions in the three months ended March 31, 2025 and 2024, respectively.)	39,349	33,966
Other operating expenses	41,658	40,283
Research and development expenses	37,271	32,051
Sales and marketing expenses	54,726	49,890
General and administrative expenses	29,904	24,209
Depreciation and amortization	14,390	9,408
Total operating expenses	217,298	189,807

Operating income	29,319	38,376

Financial income (expense):
Gain from change in fair value of Warrants	—	1,761
Other financial income (expense), net	(1,550)	2,747
Financial income (expense), net	(1,550)	4,508

Income before income taxes	27,769	42,884

Income taxes	7,192	13,910

Net income	$20,577	$28,974

Other comprehensive income
Unrealized gain (loss) on available-for-sale debt securities, net	7,239	(1)
Tax expense on unrealized gains on available-for-sale debt securities, net	(1,605)	—
Unrealized gain (loss) on cash flow hedges, net	(1,787)	34
Tax benefit (expense) on unrealized gains (losses) on cash flow hedges, net	327	(6)
Unrealized gain on interest rate floor, net	6,021	—
Tax expense on unrealized gains on interest rate floor, net	(1,276)	—
Foreign currency translation adjustments	(169)	—
Other comprehensive income	8,750	27

Comprehensive income	$29,327	$29,001

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.06	$0.08
— Diluted earnings per share	$0.05	$0.08

Weighted average common shares outstanding — Basic	362,979,571	359,306,195
Weighted average common shares outstanding — Diluted	382,215,129	378,715,301

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	(Unaudited)
	Three months ended
	March 31,
	2025	2024
Revenue recognized at a point in time	$185,333	$159,796
Revenue recognized over time	930	662
Revenue from contracts with customers	$186,263	$160,458
Interest income on customer balances	$57,972	$65,268
Capital advance income	2,382	2,457
Revenue from other sources	$60,354	$67,725
Total revenues	$246,617	$228,183

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

Note that in 2024, the Company updated the definition of its primary regional markets to align with the view used by Management. This update eliminates South Asia, Middle East and North Africa as a separate region and instead includes revenues from South Asia in the Asia-Pacific region and Middle East and North Africa in the Europe, Middle East, and Africa region. The update has been applied to all periods reflected in the table below.

	(Unaudited)
	Three months ended
	March 31,
	2025	2024
Primary regional markets
Greater China(1)	$84,896	$81,358
Europe, Middle East, and Africa(2)	58,893	59,163
Asia-Pacific(2)	51,260	41,582
North America(3)	23,695	23,010
Latin America(2)	27,873	23,070
Total revenues	$246,617	$228,183

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $22,624 and $21,925 during the three months ended March 31, 2025 and 2024, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$20,577	$28,974
Depreciation and amortization	14,390	9,408
Income taxes	7,192	13,910
Other financial expense (income), net	1,550	(2,747)
EBITDA	43,709	49,545
Stock based compensation expenses(1)	18,755	15,077
M&A related expenses(2)	337	2,375
Gain from change in fair value of Warrants(3)	—	(1,761)
Restructuring charges(4)	2,630	—
Adjusted EBITDA	$65,431	$65,236

	Three months ended,
	Mar. 31, 2024	June 30, 2024	Sept. 30, 2024	Dec. 31, 2024	Mar. 31, 2025
Net income	$28,974	$32,425	$41,574	$18,190	$20,577
Depreciation and amortization	9,408	10,712	13,510	13,666	14,390
Income taxes	13,910	15,866	(19,484)	8,016	7,192
Other financial expense (income), net	(2,747)	(976)	(1,674)	2,978	1,550
EBITDA	49,545	58,027	33,926	42,850	43,709
Stock based compensation expenses(1)	15,077	13,666	17,430	18,614	18,755
M&A related expenses(2)	2,375	2,091	3,166	1,807	337
Gain from change in fair value of Warrants(3)	(1,761)	(1,006)	—	—	—
Restructuring charges(4)	—	—	—	—	2,630
Loss on Warrant repurchase/redemption(5)	—	—	14,746	—	—
Adjusted EBITDA	$65,236	$72,778	$69,268	$63,271	$65,431

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Additionally, amounts for the three months ended March 31, 2025, December 31, 2024, and September 30, 2024 include $0.3, $1.8 and $0.2 million, respectively, in non-recurring fair value adjustment of the Skuad contingent consideration liability.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	Represents non-recurring costs related to severance and other employee termination benefits.
(5)	Amounts relate to a non-recurring loss on the repurchase and redemption of outstanding public warrants.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024
Numerator:
Net income	$20,577	$28,974
Denominator:
Weighted average common shares outstanding —
Basic	362,979,571	359,306,195
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	18,362,026	18,725,608
Dilutive impact of private Warrants	873,532	683,498
Weighted average common shares — diluted	382,215,129	378,715,301
Net income per share attributable to common stockholders — Basic earnings per share	$0.06	$0.08
Diluted earnings per share	$0.05	$0.08

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$524,150	$497,467
Restricted cash	9,979	6,633
Customer funds	6,053,390	6,439,153
Accounts receivable (net of allowance of $382 at March 31, 2025 and December 31, 2024, respectively)	9,382	11,937
Capital advance receivables (net of allowance of $4,913 at March 31, 2025 and $4,955 at December 31, 2024)	45,088	56,242
Other current assets	70,832	88,210
Total current assets	6,712,821	7,099,642
Non-current assets:
Property, equipment and software, net	17,113	16,053
Goodwill	77,785	77,785
Intangible assets, net	104,669	102,390
Customer funds	525,000	525,000
Restricted cash	15,683	17,653
Deferred taxes	41,249	41,523
Severance pay fund	740	757
Operating lease right-of-use assets	20,006	19,403
Other assets	35,096	30,174
Total assets	$7,550,162	$7,930,380
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$32,889	$37,302
Outstanding operating balances	6,578,390	6,964,153
Other payables	119,716	129,621
Total current liabilities	6,730,995	7,131,076
Non-current liabilities:
Deferred taxes	1,471	1,471
Other long-term liabilities	66,965	73,043
Total liabilities	6,799,431	7,205,590
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at March 31, 2025 and December 31, 2024.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 400,261,352 and 395,965,588 shares issued and 362,508,704 and 360,093,249 shares outstanding at March 31, 2025 and December 31, 2024, respectively.	4,003	3,960
Treasury stock at cost, 37,752,648 and 35,872,339 shares as of March 31, 2025 and December 31, 2024, respectively.	(210,702)	(193,724)
Additional paid-in capital	834,745	821,196
Accumulated other comprehensive loss	(3,859)	(12,609)
Retained earnings	126,544	105,967
Total shareholders’ equity	750,731	724,790
Total liabilities and shareholders’ equity	$7,550,162	$7,930,380

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net income	$20,577	$28,974
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,390	9,408
Deferred taxes	(2,279)	(1,397)
Stock-based compensation expenses	18,755	15,077
Gain from change in fair value of Warrants	—	(1,761)
Interest and amortization of discount on investments	(2,568)	(474)
Foreign currency re-measurement loss (gain)	(1,811)	1,541
Changes in operating assets and liabilities:
Other current assets	16,158	(11)
Trade payables	(2,883)	1,465
Deferred revenue	358	(28)
Accounts receivable, net	2,555	756
Capital advance extended to customers	(84,078)	(80,173)
Capital advance collected from customers	95,232	73,533
Other payables	(17,108)	(12,528)
Other long-term liabilities	(781)	2,669
Operating lease right-of-use assets	2,121	2,287
Other assets	(4,922)	172
Net cash provided by operating activities	53,716	39,510

Cash Flows from Investing Activities
Purchase of property, equipment and software	(4,726)	(1,616)
Capitalization of internal use software	(16,067)	(14,055)
Severance pay fund distributions, net	17	19
Customer funds in transit, net	(19,742)	154
Purchases of investments in available-for-sale debt securities	(71,968)	(118,649)
Maturities of investments in available-for-sale debt securities	64,500	20,000
Net cash used in investing activities	(47,986)	(114,147)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	(4,400)	3,432
Outstanding operating balances, net	(385,763)	(469,602)
Borrowings under related party facility	—	5,378
Repayments under related party facility	—	(9,360)
Receipts of collateral on interest rate derivatives	25,610	—
Payments of collateral on interest rate derivatives	(20,140)	—
Common stock repurchased	(17,753)	(50,961)
Net cash used in financing activities	(402,446)	(521,113)

Effect of exchange rate changes on cash and cash equivalents	1,878	(1,541)

Net change in cash, cash equivalents, restricted cash and customer funds	(394,838)	(597,291)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	5,658,210	7,018,367
Cash, cash equivalents, restricted cash and customer funds at end of period	$5,263,372	$6,421,076
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$—	$700
Internal use software capitalized but not paid	$4,959	$5,216
Common stock repurchased but not paid	$—	$1,699
Right of use assets obtained in exchange for new operating lease liabilities	$2,724	$—